                                                                   EXHIBIT 10.38

                   NONDISCLOSURE AND NONCOMPETITION AGREEMENT

THIS N0NDISCLOSURE AND NONCOMPETITION AGREEMENT (this "Agreement") is dated as of the 10th day of April 1997, by and between GARGOYLES ACQUISITION CORPORATION, a Washington corporation and wholly-owned subsidiary of Gargoyles, Inc., a Washington corporation ("Gargoyles") and LIONEL GOLDMAN ("Goldman").

                                    RECITALS

A. Gargoyles and Goldman, among others, are parties to that certain Asset Purchase Agreement dated April 10, 1997 (the "Asset Purchase Agreement") under which Sungold Enterprises, Ltd., a New York corporation ("Sungold"), has agreed to sell substantially all of its assets to Gargoyles.

B. Goldman is an employee and shareholder of Sungold, but will retire upon the closing of the transactions contemplated by the Asset Purchase Agreement.

C. Subject to the terms and conditions of this Agreement, Gargoyles desires Goldman to keep certain information regarding Sungold and Gargoyles confidential and to enter into an agreement not to compete with the business of Gargoyles, and Goldman is willing to enter into such an agreement.

D. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement. For purposes of this Agreement, Gargoyles and Sungold shall together be referred to herein as the "Companies".

                                    AGREEMENT

1.    Confidentiality.

      1.1   Definitions. For purposes of this Section 1:

            "Confidential Information" wherever used shall mean all of the Companies' proprietary information which derives independent economic value from its secrecy from other persons, companies, or business entities who could obtain economic value from its disclosure to them or use by them. Confidential Information also includes, without limitation, research data, trade or business know-how or business plans, inventions, devices, patterns, compilations, programs, methods, techniques, or processes which are disclosed or made available by the Companies to Goldman, or devised by Goldman during his employ by Sungold. Examples of Confidential Information include, without limitation: all information specifically identified as Confidential Information by the Companies and all information regarding the Companies' existing or proposed installations, products or product lines, information systems, or other projects, the Companies' supplier and customer lists and all customer information, and the Companies' existing and proposed business and marketing plans and policies, whether written or oral, and whether designated individually as Confidential Information or not. Confidential Information does not include information that:

      (a) is a matter of public knowledge at the time Goldman first learns of the information; or

      (b) later becomes a matter of public knowledge after Goldman learns of the information, other than becoming public knowledge by reason of a breach by Goldman of the obligation of confidentiality set out in this Agreement.

      1.2 Confidentiality Agreement. Goldman agrees not to disclose to any third party and to keep confidential all Confidential Information of the Companies.

2.    Covenant Not To Compete.

      2.1 Covenant of Goldman. Goldman covenants and agrees with Gargoyles that Goldman, or any company or entity affiliated with Goldman, will not directly or indirectly, in any of the states of the United States, and any foreign countries in which the Gargoyles products are now sold or are hereafter sold (the "Territory"), during the period commencing on the Closing Date and expiring on the third (3rd) anniversary thereof (the "Restricted Period") (i) form, acquire, own (other than the ownership of stock in a publicly traded company), finance, assist, support, or become associated in any capacity or to any extent, directly or indirectly with, an enterprise which manufactures, sells, distributes or represents, sunglasses, protective eyewear, protective eyewear used in the medical/dental field or otherwise, goggles, sports glasses, or other products in the optical industry (the "Competing Business"), (ii) interfere with or attempt to interfere with any officers, employees, representatives or agents of Gargoyles or its affiliates, or induce or attempt to induce any of them to leave the employ of Gargoyles or its affiliates, or violate the terms of the employees' contracts with Gargoyles, or (iii) for the purpose of engaging in a Competing Business, call upon, solicit, advise, or otherwise do, or attempt to do, business with any clients, suppliers, customers or accounts of Gargoyles or any of its affiliates.

      2.2 Injunctive Relief. In the event of a breach or a threatened breach by Goldman or one of his affiliates of any of the restrictive covenants set forth in this Section 2, Gargoyles shall be entitled to an injunction restraining such breach, but nothing herein shall be construed to prohibit Gargoyles from pursuing any remedy available to it for such breach or such threatened breach.

      2.3 Enforcement. Goldman agrees that as to the Territory and Restricted Period set forth above for the purpose of the covenant not to compete, each state, province, country or other jurisdiction within the Territory and periods within the

Restricted Period are divisible and separate so that if the covenant not to compete made by Goldman hereunder is held by a court to be invalid or unenforceable as to any geographic area or for any time period described, his covenant not to compete shall remain valid and enforceable in all remaining geographic areas and time periods. Goldman agrees that it is his express intention that, if a court reforms this Agreement, Gargoyles be given the broadest protection allowed by law as respects this Agreement and the covenant not to compete.

3. Consideration. As consideration for Goldman's nondisclosure and noncompetition agreements set forth herein, Gargoyles shall provide Goldman with comprehensive medical insurance coverage as described on the attached Exhibit A during the term of this Agreement.

4.    Miscellaneous.

      4.1 Invalid Provisions. This Agreement is intended to be severable. Should any part or provision of this Agreement be found to be unenforceable or invalid for any reason, the remaining parts and provisions will remain in effect.

      4.2 Non Waiver. No waiver by any party hereto of any breach or default by another party shall constitute a waiver with respect to any future breach or default.

      4.3 Attorneys Fees. If it shall be necessary for any party to this Agreement to employ an attorney to enforce their rights pursuant to this Agreement because of the default of another party(s), the defaulting party(s) shall reimburse the non-defaulting party(s) for reasonable attorneys' fees and expenses.

      4.4 Governing Law. This Agreement is made in, and shall be enforced in accordance with, the laws of the state of Washington. Goldman and Gargoyles agree that either the King County Superior Court, or the United States District Court for the Western District of Washington, shall be the proper venue for, and shall have jurisdiction over, any litigation arising from or related to this Agreement.

      4.5 Counterparts. This Agreement may be signed in one or more counterparts, each of which may be termed an original, but all of which together shall constitute one Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above mentioned.


                                       GARGOYLES, INC.,
                                       a Washington corporation


   /s/ LIONEL GOLDMAN                  By:    /s/ STEVEN R. KINGMA
-----------------------------             -----------------------------
Lionel Goldman                            Steven R. Kingma, VP and
                                          CFO